Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with this Amendment No. 1 to the Quarterly Report on Form 10-Q of World Moto, Inc. (the “Company”) for the period ended June 30, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacity and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to her knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: October 29, 2014

By: /s/ Lisa Ziomkowski-Boten
Name: Lisa Ziomkowski-Boten
Title: Treasurer (Principal Financial Officer and Principal Accounting Officer)